Exhibit 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS'

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of DataMEG Corp. of our report dated March 25, 2002, on our audits of the consolidated financial statements of DataMEG Corp.and Subsidiaries as of December 31, 2001 and 2000, which report appears in Item 8 on Form 10-KSB.

/s/ Hoffman, Fitzgerald & Snyder, P.C.

Hoffman, Fitzgerald & Snyder, P.C.
McLean, Virginia
April 25, 2002